Exhibit 23.3
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135910, 333-125862, 333-107659, 333-73904, 333-55978, 333-32092, and 333-65923) and Form S-3 ASR (No. 333-132672) of Hanover Compressor Company and the Registration Statement on Form S-4 (No. 333-141695) of Iliad Holdings, Inc. therein of our report dated April 26, 2007 with respect to the financial statements of WilPro Energy Services (PIGAP II) Limited, included in the Annual Report (Form 10-K/A) of Hanover Compressor Company for the year ended December 31, 2006.
/s/ ERNST & YOUNG LLP
Tulsa, OK
April 26, 2007